UGI CORPORATION AND SUBSIDIARIES                                    Exhibit (11)
                                                                   (Page 1 of 2)
COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)

                                                  Three Months Ended      Nine Months Ended    Twelve Months Ended
                                                         June 30,              June 30,              June 30,
                                                  ------------------     -------------------   ------------------
                                                    1997      1996         1997       1996       1997       1996
                                                  --------  --------     ---------  --------   -------   --------

Primary earnings per share:
Actual average common shares outstanding            33.0        33.1        33.1       33.0       33.1       33.0
Incremental shares issuable upon
    exercise of stock options outstanding            -           -           0.1        0.1        0.1        0.1
                                                  ------      ------      ------     ------     ------     ------
    Total average common and common
       equivalent shares outstanding                33.0        33.1        33.2       33.1       33.2       33.1
                                                  ======      ======      ======     ======     ======     ======

Net earnings (loss) applicable to common
    and common equivalent shares                  $ (1.2)    $  (3.7)   $   62.5    $  52.1    $  49.9    $  41.5
                                                  ======      ======      ======     ======     ======     ======




Primary earnings (loss) per common
    and common equivalent share                   $ (0.04)   $  (0.11)  $   1.88    $  1.57    $  1.50    $  1.26
                                                   ======      ======     ======     ======     ======     ======

UGI  CORPORATION  AND  SUBSIDIARIES                                 Exhibit (11)
                                                                   (Page 2 of 2)
COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)


                                                            Three Months Ended        Nine Months Ended     Twelve Months Ended
                                                                  June 30,                June 30,                June 30,
                                                         -----------------------     -------------------    -------------------
                                                            1997          1996          1997       1996        1997       1996
                                                         ----------   ----------     ---------  --------    --------  ---------

Fully diluted earnings per share:
Actual average common shares outstanding                      33.0         33.1          33.1      33.0        33.1       33.0
Incremental shares issuable upon
    exercise of stock options outstanding                      -            -             0.1       0.1         0.1        0.1
                                                         ---------     --------     ---------  --------    --------   ---------

Total shares for fully diluted computation                    33.0         33.1          33.2      33.1        33.2       33.1
                                                         =========     ========     =========  ========    ========   =========

Net earnings (loss) applicable to common stock            $   (1.2)     $  (3.7)     $   62.5   $  52.1      $ 49.9    $  41.5
                                                         =========     ========     =========  ========    ========   =========





Fully diluted earnings (loss) per common share             $ (0.04)    $ (0.11)   $      1.88    $ 1.57      $  1.50   $  1.26
                                                         =========    ========      =========  ========    ========  =========